UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2012

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-32414	72-1121985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 24, 2012, W&T Offshore, Inc. (the “Company”) issued and sold $300 million in aggregate principal amount of its 8.5% Senior Notes due 2019 (the “Notes”) pursuant to the Purchase Agreement, dated October 17, 2012 (the “Purchase Agreement”), by and among the Company, W&T Energy VI, LLC, and W&T Energy VII, LLC, as subsidiary guarantors (the “Guarantors”), and Morgan Stanley & Co. LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”). The Company filed a copy of the Purchase Agreement as Exhibit 10.1 to its Current Report on Form 8-K filed on October 22, 2012.

Registration Rights Agreement

On October 24, 2012, the Company entered into a Registration Rights Agreement with the Initial Purchasers and the Guarantors (the “Registration Rights Agreement”) that provides holders of the Notes certain rights relating to registration of the Notes under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to (i) file with the Securities and Exchange Commission a registration statement (the “Exchange Offer Registration Statement”) relating to the registration of a new series of the Company’s notes (the “Exchange Notes”), in the same aggregate principal amount as and with terms identical in all respects to the Notes, (ii) use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act and (iii) use their commercially reasonable efforts to consummate a registered exchange offer with the holders of the Notes on or prior to the 365th calendar day following October 24, 2012. The Company will use its commercially reasonable efforts to keep such exchange offer open for not less than 30 calendar days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holder of the Notes.

Under certain circumstances, in lieu of a registered exchange offer, the Company and the Guarantors have agreed to file a shelf registration statement relating to the resale of the Notes and to use their commercially reasonable efforts to keep such shelf registration statement effective until two years after its effective date (or such shorter period that will terminate when all the Notes covered thereby have been sold pursuant thereto or in certain other circumstances). In addition, the Company and the subsidiary guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

The description above is qualified in its entirety by the Registration Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a
Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Exhibit.

(d) Exhibit. The following exhibit is filed as part of this report:

Exhibit No.	Description

4.1	Registration Rights Agreement, dated October 24, 2012, by and among W&T Offshore, Inc., the Guarantors named therein and Morgan Stanley & Co. LLC, as representative of the Initial Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: October 25, 2012	By:	/s/ John. D. Gibbons
John D. Gibbons
Senior Vice President, Chief Financial Officer and Chief Accounting Officer